Exhibit 10.47

NOTE CANCELLATION

AND

GENERAL RELEASE

Reference is hereby made to the (i) Pledge and Security Agreement dated as of November 30, 2018 (the “Pledge Agreement”) by and among Grom Social Enterprises, Inc. and the holders of Company’s common stock signatory thereto in favor of each of the holders of the Company’s 12% Secured Notes and The Crone Law Group, P.C. and (ii) Security Agreement dated as of November 30, 2018 (the “Security Agreement”, and together with the Pledge Agreement, the “Agreements”) by each of Grom Social Enterprises, Inc., Grom Social, Inc., Grom Educational Services, Inc., Grom Nutritional Services, Inc. in favor of Newbridge Securities Corporation. Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Agreements.

For and in consideration of the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the undersigned Collateral Agent, on behalf of itself and each of the Debtors, and their respective officers, directors, employees, members, servants, agents, affiliates, subsidiaries, parents, partners, heirs, executors, administrators, successors and assigns (collectively, the “Releasors”), hereby fully, finally and forever completely release each of the Company and the Subsidiaries and their respective officers, directors, agents, affiliates, heirs, executors, administrators, successors and assigns (collectively, the “Released Parties”) of and from any and all claims, actions, obligations, liabilities, demands, debts, sums of money (including without limitation attorneys’ fees and expenses), damages, judgements and/or causes of action, of whatever kind or character, whether now known or unknown, which such Releasor has or might claim to have against the Released Parties, directly or indirectly, in connection with the Notes, the Collateral and the Pledged Collateral.

The Releasors hereby agree to cancel the Notes, to release the Collateral and the Pledged Collateral, and to release and discharge the Released Parties from all of the Obligations under the Notes, without any further obligations to the Releasors. The Releasors hereby expressly warrant and covenant that they will not bring suit, claim or cause of action against any of the Released Parties in connection with any and all past, present and future claims, demands, obligations, causes of action or rights which a Releasor now has or which may hereinafter accrue, including, but not limited to, with respect to the Notes.

This Note Cancellation and General Release is not being signed under any duress, threat, undue influence and is being executed as a result of the satisfaction in its entirety under the Note and the Agreements and after adequate consultation with counsel of Releasors’ choosing.

This Note Cancellation and General Release cannot be modified orally and can only be modified through a written document signed by both parties.

This Note Cancellation and General Release shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles. This Note Cancellation and General Release may be executed electronically.

IN WITNESS WHEREOF, the parties have executed this Note Cancellation and General Release on the ____ day of _______________, 2021.

Newbridge Securities Corporation

By:       _____________________

Name:

Title: